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                                                                    EXHIBIT 10.1

                          FIRST AMENDMENT AGREEMENT TO
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT


         THIS FIRST AMENDMENT AGREEMENT is made as of this 1st day of October, 1999 between PLEXUS CORP., a Wisconsin corporation (the "Company") and JOHN NUSSBAUM (the "Employee").

         WHEREAS, the Company and the Employee entered into a Supplemental Executive Retirement Agreement dated September 19, 1996 (the "Prior Agreement") and the parties now wish to make certain amendments thereto,

         NOW, THEREFORE, the parties agree as follows:

         1. Paragraph 1.2 of the Prior Agreement is amended in its entirety effective as of October 1, 1999, to read as follows:

                           "1.2 `Annual Contribution' means the Amounts
                  referenced in paragraph 2.1."

         2. Paragraph 2.1 of the Prior Agreement is amended in its entirety, effective as of October 1, 1999, to read as follows:

                           "2.1 Contributions. The Company has credited to the
                  Employee's Account, starting on the date hereof and continuing through 1998, an Annual Contribution of $90,921.00 and on or about the anniversary dates of this Agreement in 1999 and 2000 credited the Employee's Account with an Annual Contribution of $296,279.00. The Company agrees to further credit the Employee's Account with an Annual Contribution of $296,279.00 on or about the anniversary date of this Agreement in 2001, provided that the Employee is continuing in the employ of the Company on such date or has entered into a consulting agreement with the Company in the form attached hereto as Exhibit A and made a part hereof and continues in the absence of Disability to comply with the terms thereof."

         3. Paragraph 3.1 of the Prior Agreement is amended in its entirety effective as of October 1, 1999, to read as follows:

                           "3.1 Retirement on Termination Other Than for Cause
                  At or After 60. Upon the Employee's retirement or termination other than for Cause at or after attainment of age 60, the Company

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                  shall pay the Employee fifteen (15) annual installments with the first installment to be made within sixty (60) days of the date of such retirement or termination, in an annual amount equal to the sum of the following:

                                    (a) an amount equal to one-fifteenth (1/15)
                           of the cash values in each Policy as of the date the Employee retires or terminates, plus

                                    (b) an amount equal to the increase, if any,
                           in the cash values in each Policy, over those in the immediately prior Policy Year."

         4. Paragraph 3.4 of the Prior Agreement is amended, effective as of October 1, 1999, to substitute the words "age 60" in place of the words "age 65" wherever they appear.

         5. The parties reaffirm the Prior Agreement as modified by this First Amendment Agreement.

         IN WITNESS WHEREOF, the parties have signed this First Amendment Agreement on the 29th day of December, 2000, but as of the date first set forth above.

PLEXUS CORP.


By:  Jos. D. Kaufman, Vice President              /s/ John L. Nussbaum
   -------------------------------------       ---------------------------------
                                               JOHN NUSSBAUM

Attest:  Julie Genske, Assistant
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